Amendment Agreement to an Option Agreement

between

1. SEAT Pagine Gialle S.p.A. with its legal domicile formerly in Turin and now in Milan (hereinafter "SEAT")

and

2. RSL COM Deutschland GmbH, with its legal domicile in Frankfurt am Main (hereinafter "RSL")

(each a "Party" and together the "Parties")

Whereas

(a) SEAT and RSL have on May 6, 2000 entered into an Option Agreement (roll of deeds Urk.Nr. 45/2000 of the notary Peter B. Arnold in Zug/Switzerland) (the "Option Agreement") which was amended by the Agreement regarding certain clarifications concerning the Public Deeds established by the acting Public Notary Urk.Nr. 43/2000, Urk.Nr. 44/2000 and Urk. Nr. 45/2000 between, inter alia, the parties to this Agreement on 10 May 2000, Public Deed Urk.Nr. 47/2000 of the notary Peter B. Arnold, Untermuli 6, CH-6300 Zug/Switzerland. The persons appeared declared that they are aware of the contents of the Option Agreement, which is available to them and hereby waive their right to have such Option Agreement be read again to them.

(b) SEAT and RSL have during the last weeks of the year 2000 discussed contrasting views regarding the interpretation of the Option Agreement, includ-

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      ing the question whether the Option Agreement is subject to Italian law and on whether provisions of Italian law giving the right to a price reduction may be applicable to the Option Agreement.

(c) The Parties, by this Amendment Agreement, wish to eliminate the said and any other doubts regarding the interpretation of the Option Agreement. RSL further wishes that its Put Option (as defined in the Option Agreement) when exercised shall be settled more rapidly than it would under the Option Agreement as notarized on May 6, 2000. The Parties also wish to eliminate SEAT's Call Option under the Option Agreement, and finally to balance all the said limitations to SEAT's position under the Option Agreement by an adjustment to the Exercise Price payable by SEAT under the Option Agreement.

(d) All definitions shall have the meaning ascribed to them in the Option Agreement or such other agreements as the Option Agreement may refer to for definitions.

The Parties therefore agree as follows:

                                   Section 1
                           Waiver of the Call Option

SEAT hereby waives the Call Option pursuant to ss. 2 of the Option Agreement, and RSL hereby accepts such waiver, and all references to the Call Option contained in the Option Agreement shall hereby be deemed to be deleted.

                                    Section 2
                          Amendments to the Put Option

The Put Option shall be exerciseable as follows:

(a) The Put Option may be exercised through a Put Option Acceptance Declaration as set forth in ss. 3.2 of the Option Agreement, or by a declaration in writing substantially corresponding to the one attached as Exhibit A to this Agreement.

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(b)   A payment in kind of the Exercise Price shall be done with pre-existing
      SEAT shares. SEAT shall not under the Option Agreement as amended hereby (the "Amended Option Agreement") have the option to issue new SEAT shares against the contribution of the Remaining Shareholding to a capital increase of SEAT.

(c) The payment of the Exercise Price (whether in cash or in kind) and the transfer of the Remaining Shareholding to SEAT shall be done without undue delay (unverzuglich) and in any event no later than 3 Milan Stock Exchange trading days after SEAT has received RSL's acceptance of the Put Option and RSL has executed a deed transferring the Remaining Shareholding to SEAT subject to no conditions other than payment of the Exercise Price.

(d) The provision on the determination of the Exercise Price if paid in cash, as contained in the third subparagraph of ss. 4.1 (i) of the Option Agreement, shall be replaced by the following: "Secondly, such number shall be multiplied by Euro 113.50."

(e) The provision on the calculation of the Exercise Price if paid in kind, as contained in ss. 4.1 (ii) of the Option Agreement shall be altogether replaced by the following:

      "In case SEAT choses payment in kind (payment in SEAT ordinary shares) of the Exercise Price, the calculation of the total number of SEAT ordinary shares due shall be done by firstly establishing what number of Telegate AG shares the Remaining Shareholding indirectly represents (following the method set forth in Section 3 subparagraph 2 litt. (i) of the Joint Venture Agreement), and by secondly multiplying such figure with the result of the following arithmetical division. The amount of Euro 113.5 shall be divided by the prezzo di riferimento (as published by Bloomberg) for 1 ordinary SEAT share on the Milan Stock Exchange for December 29, 2000, amounting to (euro) 2.379. As a result, in case SEAT chooses payment in kind, it owes 150,579,625 SEAT ordinary shares. "

(f) Such provisions of the Option Agreement (and in particular its ss. 4) which have not been specifically addressed in the above paragraphs

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      (a) through (e) but which are necessarily affected as a result thereof, shall be so read and, if necessary, be deemed to be deleted, as to be fully compatible with the above paragraphs (a) through (e). For instance (but not limited thereto) shall all provisions (such as ss. 4.1 (ii) (partly); ss. 4.2 and ss. 4.3 of the Option Agreement) which refer to the calling of a shareholders' meeting at SEAT and other prerequisites of creating new SEAT shares or which oblige SEAT to provide an opportunity for RSL to borrow SEAT shares no longer apply.

                                   Section 3
                   Representations and Warranties, Guarantees

(a) ss. 8 of the Option Agreement whereby "the Remaining Shareholding shall upon the exercise of the Put Option be sold with the same guarantees as are given and limited in Sections 6 and 7 of the Joint Venture Agreement but only to the extent such guarantees are not yet time-barred" shall mean the following:

      "RSL hereby grants to SEAT, with regard to the Remaining Shareholding, all of the following (i), (ii) and (iii) (which shall, for the avoidance of doubt, in no case limit one another):

      (i) As of May 6, 2000: The very same guarantees as have been given and limited in Sections 5 and 6 of the Joint Venture Agreement.

      (ii) As of December 15, 2000: Those of the guarantees as have been given and limited in Sections 5 and 6 of the Joint Venture Agreement which, in a statement which Telegate AG has sent to RSL on December 22, 2000 describing its own knowledge (a copy of which statement is attached as Exhibit B to this Agreement without the enclosure referred to in the first paragraph of the statement), are indicated to be "zutreffend" (correct).

      (iii) Both as of today and as of the date of payment of the Exercise Price due under the Amended Option Agreement: RSL guarantees that it is the sole owner of the Remaining Shareholding, and that the Remaining Shareholding is completely free of any rights, liens and encumbrances whatsoever for the benefit of third parties other

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            than those as may be set forth in the by-laws of Telegate Holding
            GmbH. RSL further guarantees that Telegate Holding GmbH is the sole owner of 6,490,577 shares in Telegate AG and that such shareholding is completely free of any rights, liens and encumbrances whatsoever for the benefit of third parties. RSL further repeats the guarantee contained in Section 5 f) of the Joint Venture Agreement. The guarantees contemplated under this subparagraph (iii) shall be subject to the same limitations as the analogous guarantees contained in the Joint Venture Agreement."

(b) RSL hereby represents and warrants with regard to all of the present and future intragroup liabilities of RSL other than payables for goods and services arising in the ordinary course of business (the "Intragroup Liabilities"), including the "long term debt - intercompany" in the amount of approx. US $ 88.6 million as shown in the balance sheet of RSL as of October 31, 2000, that all such liabilities are by agreement subordinated to all claims of all other creditors and are payable only when and to the extent that the Intragroup Liabilities can be covered by a future profit, by future surplus from the proceeds from a liquidation of RSL or by an excess of RSL's assets over all of its liabilities other than the Intragroup Liabilities. RSL hereby warrants further that it is for the foreseeable future (which shall mean a term of at least 6 months) able to fulfill all of its obligations as they become due.

(c) SEAT hereby represents and warrants as of today (i) that SEAT is a corporation duly organised and validly existing under the laws of Italy; that SEAT has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; that this Agreement has been duly executed by SEAT and that it constitutes a legal, valid and binding obligation of SEAT, enforceable against it in accordance with its terms; and that (ii) neither the execution and delivery of this Agreement, nor the performance by SEAT of its obligations hereunder, nor the consummation of the transactions provided for hereby, does or will conflict with or violate any provisions of the by-laws, articles of incorporation or other governing documents of SEAT; and (iii) SEAT hereby further represents and warrants as of the day the Exercise Price is being paid in kind (if so) that the ordinary SEAT shares then delivered will be validly issued, free and clear of all

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      liens, charges, security interests, burdens, encumbrances or other restrictions or limitations of any nature whatsoever and will be freely tradeable on the Milan Stock Exchange, as any existing shares of SEAT, as of the date they are delivered to RSL.

      RSL hereby makes reciprocal representations and warranties as contained in
      (i) and (ii) of this subsection (c), to the extent such representations and warranties or analogous guarantees are not already through other provisions part of the Amended Option Agreement.

                                   Section 4
                       Guarantee by Parent Company of RSL

RSL Communications Ltd. in its capacity as the ultimate parent company of RSL guarantees ("garantiert") without limitation the fulfilment of all obligations of RSL arising out of or in connection with this Agreement in the form shown in Exhibit C to this Agreement.

                                   Section 5
                         Applicable Law/ Miscellaneous

(a) This Amendment Agreement and the Option Agreement shall be governed by the laws of Germany.

(b) Unless where amended or changed (explicitly or implicitly) by this Amendment Agreement, the Option Agreement shall remain in full force and effect and the provisions contained in ss.ss. 10 through 15 of the Option Agreement (Confidentiality, Costs, Notices, Miscellaneous, No Assignability, Arbitration) shall also apply to the present Amendment Agreement. ss. 13.1 of the Option Agreement (severability) shall, however, only apply to the present Amendment Agreement to the extent any invalid or unenforceable provisions are effectively replaced by other provisions which, as a result, leave the economical result which have been intended by the Parties to this Amendment Agreement untouched.

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Zug / Switzerland, this 2nd day of January 2001

Seat Pagine Gialle S.p.A.               RSL COM Deutschland GmbH

/s/                                     /s/
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